Exhibit 4.2

FRANKLIN RESOURCES, INC.

Officer’s Certificate
Establishing the Terms of the
5.500% Notes due 2036

The undersigned, Matthew Nicholls, Co-President, Chief Financial Officer and Chief Operating Officer of Franklin Resources, Inc. (the “Company”), a Delaware corporation, hereby certifies on behalf of the Company pursuant to Sections 2.01, 3.01, 3.03 and 15.01 of the Indenture, dated as of October 6, 2020 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as follows:

1.	The Indenture has been duly and validly authorized, executed and delivered by the Company.
2.	The issuance of a series of Securities designated as 5.500% Notes due 2036 in an initial aggregate principal amount of $750,000,000 (the “Notes”) has been approved and authorized in accordance with the provisions of the Indenture pursuant to resolutions of the Board of Directors. The terms of the Notes shall be as follows:
a.	The title of the Notes shall be the “5.500% Notes due 2036.”
b.	The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is initially limited to $750,000,000 (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.04, 3.06, 4.06 or 13.05 of the Indenture).
c.	The Notes will mature on August 10, 2036.
d.	The Notes will bear interest at the annual rate of 5.500%. Interest on the Notes will accrue from August 10, 2026 or from the most recent interest payment date to which interest has been paid or provided for and will be payable semi-annually in arrears on February 10 and August 10 of each year, commencing February 10, 2027, to the Holders in whose names the Notes are registered at the close of business on the immediately preceding February 1 and August 1, respectively, subject to certain exceptions set forth in the form of the Notes attached hereto as Exhibit A. The amount of interest payable on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.
e.	The Notes shall be redeemable, in whole or in part, at the option of the Company at any time as described in Exhibit A, and are not subject to a sinking fund.
f.	The Notes will be the unsecured and unsubordinated obligations of the Company and will rank equal in right of payment to all other unsubordinated indebtedness of the Company.
g.	Payments of principal of, premium, if any, or interest with respect to the Notes shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

h.	The Notes are issuable in fully registered form only, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
i.	The Notes shall be dischargeable and defeasible, in whole or in part, pursuant to the terms of the Indenture, including, without limitation, Sections 11.01 and 11.02 of the Indenture.
j.	The Notes will initially be issued in the form of two Global Securities registered in the name of Cede & Co., as nominee of The Depository Trust Company. The Depository Trust Company shall serve as the Depositary for such Global Securities.
k.	The Notes shall have such additional terms and provisions as are set forth in Exhibit A hereto, all of which terms and provisions are incorporated by reference in and made a party of this Officer’s Certificate as if set forth in full herein.
3.	Attached hereto as Exhibit A is a true, correct and complete specimen of the form of the Notes, which complies with the resolutions of the Board of Directors referred to above and which establishes the form and terms of the Notes as required by Sections 2.01 and 3.01 of the Indenture.
4.	The Trustee shall initially be appointed as the Paying Agent and Registrar with respect to the Notes.
5.	I have read and reviewed the relevant provisions of the Indenture including, but not limited to Sections 2.01, 3.01 and 15.01 of the Indenture and the definitions set forth in the Indenture as to terms used in those sections, setting forth the conditions relating to the authentication and delivery by the Trustee of the Notes and such other documents, certificates and corporate or other records as I have deemed necessary or appropriate to enable me to express an informed opinion as to whether such covenants or conditions have been complied with. Based on the foregoing, in my opinion, (i) I have made such examination or investigation as is necessary for me to express an informed opinion as to whether the covenants and conditions precedent to the execution by the Company and authentication and delivery by the Trustee of the Notes have been complied with and (ii) all such covenants and conditions precedent to the issuance by the Company and the authentication and delivery by the Trustee of the Notes, as requested in the Company Order, dated as of the date hereof, pursuant to which the Company has requested that the Trustee authenticate and deliver the Notes, have been complied with in accordance with the terms of the Indenture.

Capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Indenture.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned has executed this Certificate on August 10, 2026.

FRANKLIN RESOURCES, INC.

By:	/s/ Matthew Nicholls
	Name:	Matthew Nicholls
	Title:	Co-President, Chief Financial Officer and Chief Operating Officer

EXHIBIT A

Form of Note

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (II) BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR BY THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

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FRANKLIN RESOURCES, INC.

5.500% Notes due 2036

Certificate No. [●]	CUSIP: 354613 AN1
ISIN: US354613AN11

Interest Payment Dates: February 10 and August 10 of each year, commencing February 10, 2027

Record Dates: February 1 and August 1 preceding each Interest Payment Date

Interest Rate: 5.500% per annum

Original Issue Date: [●]	Maturity Date: August 10, 2036

FRANKLIN RESOURCES, INC., a Delaware corporation (the “Company”), for value received, hereby promises to pay to CEDE & CO., as nominee of The Depositary Trust Company (the “Depositary”), or registered assigns, the principal sum of [●] ($[●]) on the Maturity Date specified above or upon earlier redemption or repayment at the Corporate Trust Office, or such other location or locations as may be provided for pursuant to the Indenture referred to herein, in such coin, currency or currency unit specified above as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest semi-annually on the Interest Payment Dates in each year and on the Maturity Date or upon earlier redemption or repayment; commencing on February 10, 2027 on said principal sum at the Interest Rate specified above from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date, until the principal hereof becomes due and payable. If any Interest Payment Date, the Maturity Date or a date fixed for redemption or repayment is not a Business Day (as hereinafter defined), then the related payment of interest and/or principal on such date shall be paid on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, Maturity Date or on the date fixed or redemption or repayment, as the case may be, and no further interest shall accrue in respect of the delay.

For purposes of this Note, “Business Day” means any day other than (i) a Saturday or Sunday, or (ii) a day that in the Borough of Manhattan, New York City is either a legal holiday or a day on which the federal or state banking institutions located therein are authorized or obligated by law, executive order or regulation to close.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Record Date (whether or not a Business Day) immediately preceding such Interest Payment Date and interest payable on the Maturity Date or upon earlier redemption or repayment will be payable to the Holder to whom principal is payable, except that, if this Note is issued between a Record Date and the initial Interest Payment Date relating to such Record Date, interest for the period beginning on the Original Issue Date and ending on such initial Interest Payment Date shall be paid to the Holder to whom this Note shall have been originally issued. Payment of principal, interest and premium, if any, on this Note will be made, if at maturity or upon earlier redemption or repayment, on the Maturity Date or the date fixed for redemption or repayment, as applicable, upon surrender of this Note at the office of the Paying Agent. All such payments shall be made in immediately available funds, provided that this Note is presented to the Paying Agent in time for the Trustee to make such payments in such funds in accordance with its normal procedures. Payment of interest on this Note (other than interest paid on the Maturity Date or upon earlier redemption or repayment) will be made by wire transfer to the Holder entitled thereto appearing on the register for the Notes on the applicable Record Date; provided that such Holder shall have designated such account by written notice to the Trustee no later than the Record Date preceding the applicable Interest Payment Date. Notwithstanding the foregoing, payments of principal, interest and premium, if any, on Global Securities shall be made in accordance with the Depositary’s procedures. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture referred to on the reverse hereof.

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Initially, The Bank of New York Mellon Trust Company, N.A., a national banking association, shall act as Paying Agent and Registrar with respect to the Notes. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice, other than notice to the Trustee.

Interest will be computed on the basis of a 360-day year of twelve 30-day months.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof.

AGENCY FOR TRANSFER, EXCHANGE AND PAYMENT: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name by its duly authorized officers.

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Dated:

FRANKLIN RESOURCES, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within- mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

Date of authentication:

REVERSE OF NOTE

5.500% Notes due 2036

This Note is one of a duly authorized issue of a series of notes of the Company (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of October 6, 2020 (the “Indenture”), duly executed and delivered by the Company to The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. The Securities may be issued in one or more series, which different series (and which securities issued within each series) may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption or repayment provisions (if any), may be subject to different sinking fund, amortization or analogous provisions (if any), may be subject to different Events of Default (as defined in the Indenture) and may otherwise vary as in the Indenture provided.

This Note is one of a series designated as “5.500% Notes due 2036” (the “Notes”) of the Company, initially limited in aggregate principal amount to $750,000,000. The Company may, from time to time, without the consent of the Holders of the Notes issue additional Securities under the Indenture having the same terms (other than the issue date, the public offering price and, if applicable, the initial interest payment date and initial interest accrual date) and with the same CUSIP number as the Notes in an unlimited aggregate principal amount, provided that no such additional Notes may be issued with the same CUSIP number unless such Notes will be issued pursuant to a “qualified reopening” of the Notes, are otherwise treated as part of the same “issue” of debt securities as the Notes or are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax and securities law purposes. Any additional Securities having those similar terms, together with the previously issued Notes, will constitute a single series of Securities under the Indenture.

This Note is the unsecured and unsubordinated obligation of the Company and ranks equal in right of payment to all other unsubordinated indebtedness of the Company. The Notes will be issuable in fully registered form only, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

This Note is not subject to any sinking fund.

Optional Redemption

Prior to the Par Call Date (as defined herein), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon, if any, to but excluding, the redemption date.

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On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus, in each case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date of the Notes.

“Par Call Date” means May 10, 2036 (the date that is three months prior to the maturity date of the Notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields–one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life–and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

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The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no obligation to determine, or to verify the Company’s calculations of, the redemption price.

Notice of any redemption will be mailed or electronically delivered by the Company or, at the Company’s request, by the Trustee in the Company’s name and at the Company’s expense, at least 10 days but not more than 60 days before the redemption date to each Holder of the Notes. On or prior to 11:00 a.m., New York City time, on a redemption date, the Company will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued and unpaid interest on the Notes to be redeemed on that date. In the case of a partial redemption, selection of the Notes for redemption will be made by lot. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by The Depository Trust Company, the redemption of the Notes shall be done in accordance with the policies and procedures of The Depository Trust Company.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Miscellaneous

The Notes are subject to the discharge and defeasance provisions set forth in the Indenture, including, without limitation, Section 11.01 and Section 11.02 of the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected.

Upon due presentment for registration of transfer of this Note at the office of the Paying Agent or at such other office or agency as is designated by the Company, a new Note or Notes of authorized denominations for like aggregate principal amount and like tenor will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith; provided, however, that this Note is exchangeable only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note or if at any time the Depositary ceases to be eligible or in good standing under the Exchange Act, or other applicable statutes or regulations, and the Company does not appoint a successor Depositary within 90 days after the Company received such notice or becomes aware of such ineligibility or lack of good standing or (ii) the Company in its sole discretion determines that this Note shall be exchanged for certificated Notes in definitive form, provided that the definitive Notes so issued in exchange for this Note shall be in authorized denominations and be of like aggregate principal amount and tenor and terms as the portion of this Note to be exchanged.

The Company will pay any administrative costs imposed by banks in connection with making payments on this Note by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holder hereof.

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The Company, the Trustee and any agent of the Company or the Trustee shall deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, partner, stockholder, other equity holder, officer, director, employee or controlling person, as such, of the Company or of any predecessor or successor entity, either directly or through the Company or any predecessor or successor entity, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

Undefined terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — Custodian

(Cust) (Minor)

under Uniform Gifts to Minors Act

(State) Additional abbreviations may also be used though not in the above list

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto PLEASE INSERT TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

the within Note of FRANKLIN RESOURCES, INC. and hereby does irrevocably constitute and appoint

Attorney to transfer the said Note on the books of the within-named Company, with full power of substitution in the premises.

Dated
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
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